EXHIBIT 99.1


                      [PULASKI FINANCIAL CORP. LETTERHEAD]





               PULASKI FINANCIAL DECLARES QUARTERLY CASH DIVIDEND
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     ST. LOUIS, MO - March 31, 2009 - Pulaski Financial Corp. (NasdaqGS:
PULB-News) announced that its Board of Directors declared its regular quarterly cash dividend of 9.5 cents per share, which equals an annualized dividend rate of 38 cents per share. The quarterly dividend is payable April 15, 2009 to shareholders of record April 3, 2009.

     Pulaski Financial Corp., operating in its 87th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail and commercial banking products through twelve full-service bank locations in St. Louis and three loan production offices in St. Louis, Kansas City and Illinois. The company's web site can be accessed at www.pulaskibankstl.com.
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Contact:
Gary Douglass
Chief Executive Officer
Pulaski Financial Corp.
(314) 878-3523 Ext. 5101